SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 7, 2008

WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 SECOND AVENUE
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 461-2000

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01  Entry into Material Definitive Agreement

Washington Mutual, Inc. (the “Company”) entered into an Investment Agreement, dated as of April 7, 2008 (the “Investment Agreement”) with investment vehicles managed by TPG Capital (“TPG”), and Purchase Agreements also dated as of April 7, 2008 (the “Purchase Agreements”) with qualified institutional buyers and institutional accredited investors (collectively with TPG, the “Investors”), pursuant to which the Company raised in the aggregate approximately $7 billion through direct sales to such investors of equity securities of the Company (the “Capital Investment”).  TPG served as the anchor investor, and the investment includes several of the Company’s largest institutional shareholders.

Under the terms of the Investment Agreement, TPG agreed to purchase 822,857 shares of the Company’s common stock at a purchase price of $8.75 per share and 19,928 shares of a newly authorized series of the Company’s convertible preferred stock, designated as Series T Contingent Convertible Perpetual Non-Cumulative Preferred Stock (the “Series T Preferred Stock”) at a purchase price and liquidation preference of $100,000 per share.  After the receipt of certain approvals, as described in more detail below, the Series T Preferred Stock will automatically convert into the Company’s common stock at an initial conversion price of $8.75 per share of common stock, subject to adjustment. As part of the Investment Agreement, one of the TPG vehicles has the right to nominate one director, and one board observer, to the Company’s board of directors. Subject to certain exceptions, none of the securities sold to TPG under the Investment Agreement may be transferred for a period of 18 months after closing, with a proportional release from the transfer restrictions over the following 18 months after closing.

In connection with its investment, TPG will receive warrants which, upon obtaining certain approvals, including shareholder approval, will become exercisable to purchase 57,142,857 shares of the Company’s common stock at a purchase price equal to the lower of (i) 115% of the average closing price of the Company’s common stock for the five trading-day period following the public announcement of the Company’s results for the first quarter of 2008, and (ii) $10.06.  The warrant exercise price will be reduced by $0.50 on each six-month anniversary of the issue date of the warrants subject to a maximum reduction of $2.00, if certain shareholder or other approvals relating to the exercise of the warrants are not obtained.  The term of the warrants is five years. At any time before the receipt of the approvals necessary to exercise the warrants, the warrants can be exchanged for Series T Preferred Stock.

Under the terms of the Purchase Agreements, the Investors (other than TPG) purchased, in the aggregate, 175,514,285 shares of the Company’s common stock at a purchase price of $8.75 per share and 36,642 shares of a newly authorized series of the Company’s convertible preferred stock, designated as Series S Contingent Convertible Perpetual Non-Cumulative Preferred Stock (the “Series S Preferred Stock” and together with the Series T Preferred Stock, the “Preferred Stock”) at a purchase price of $100,000 per share. In addition, the Company will also grant certain Investors (other than TPG) who have agreed to transfer restrictions on their shares, warrants to purchase 11,159,820 shares of the Company’s common stock in the aggregate.  The warrants are on substantially the same terms as the warrants granted to TPG, except that the warrants granted to such non-TPG Investors will be exchangeable for shares of Series S Preferred Stock.   Assuming conversion of the Preferred Stock and exercise of the warrants purchased in connection with the Capital Investment, approximately 100,000,000 shares of the Company’s common stock will be subject to nine-month transfer restrictions, not including all of TPG’s shares, which will be subject to the 18-month transfer restrictions described above.  The material terms of the Purchase Agreements entered into by the Investors other than TPG are substantially similar to the Investment Agreement entered into by TPG, except that the Purchase Agreements do not contain the director nomination and observer rights granted to TPG and, as indicated above, certain of the Purchase Agreements contain transfer restrictions for the nine-month period following the closing.

In the event that, within eighteen months of the closing of the transactions under the Investment Agreement, the Company (i) sells more than $500 million of common stock or other equity-linked securities at a price less than $8.75, or (ii) the Company engages in a change of control transaction wherein the implied value of the Company’s common stock is less than $8.75, upon the occurrence of each such event the Company is required to pay to those Investors whose shares are subject to transfer restrictions an amount sufficient to compensate them for the dilution suffered by them as a result of the above-described actions of the Company.

This description of the Investment Agreement is a summary and does not purport to be complete description of all of the terms of such agreement, and is qualified in its entirety by reference to the Investment Agreement, attached hereto as Exhibit 10.1.

Terms of the Preferred Stock

The rights, preferences and privileges of the Preferred Stock are set forth in the Articles of Amendment of the Company filed with the Secretary of State of the State of Washington.

The Series T Preferred Stock is mandatorily convertible into shares of common stock on the final day of any calendar quarter in which the Company and/or the holders of Preferred Stock receive the following approvals: (i) the approval by the holders of the Company’s common stock of (A) the conversion of the Preferred Stock into common stock as required by the applicable NYSE rules, and (B) amendment to the Company’s Restated and Amended Articles of Incorporation to increase the number of authorized shares of common stock to permit the full conversion of the Preferred Stock into common stock, and (ii) the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or the competition or merger control laws of other jurisdictions. The Series S Preferred Stock is mandatorily convertible upon receipt of the shareholder approvals described above. The Preferred Stock is initially convertible to shares of common stock at a rate of $8.75 per share of common stock; provided, however, such conversion price shall be reduced by $0.50, subject to a maximum reduction of $2.00, on each six-month anniversary of the original issue date if the shareholder approval described above has not been obtained.

Dividends on the Preferred Stock are payable, on a non-cumulative basis, as and if declared by the Company’s board of directors, in cash, on an as-converted basis.  If the Preferred Stock has not been converted into shares of common stock by June 30, 2008, dividends will be payable commencing with the dividend payment date on September 15, 2008 at a rate of 14% of the liquidation preference of the Preferred Stock and this rate will further increase to 15.5% of the liquidation preference commencing with the dividend payment date on March 15, 2009 and to 17% of the liquidation preference commencing with the dividend payment date on September 15, 2009. However, dividends on the Preferred Stock will always be paid at the higher of the amount payable in accordance with the applicable percentage rate described above and the dividend payable on an as-converted basis. The Company is prohibited from paying any dividend with respect to shares of common stock unless full dividends are paid on the Preferred Stock.  The Company is also prohibited from repurchasing or redeeming shares of its common stock or other junior securities, subject to certain exceptions, while any shares of Preferred Stock are outstanding.

The Preferred Stock is neither redeemable by the Company nor by the holders. Holders of the Preferred Stock do not have any voting rights, including the right to elect any directors, other than limited voting rights with respect to matters affecting the rights and privileges of the Preferred Stock.

This description of the terms of the Preferred Stock is a summary and does not purport to be a complete description of all of the terms, and it is qualified in its entirety by reference to the Articles of Amendment attached hereto as Exhibit 4.1.  Also see Item 5.03 below.

SECTION 2 – FINANCIAL INFORMATION

Item 2.05  Costs Associated with Exit or Disposal Activities.

                On April 8, 2008, the Company announced its intent to discontinue all lending conducted through its wholesale channel and the closure of all of its freestanding home loan centers and sales offices.  Incident to these actions, the Company will close or consolidate certain loan fulfillment centers.  Altogether, these actions are expected to result in the elimination of approximately 2,600 to 3,000 positions.  These actions will further advance the Company’s retail-focused home lending strategy, initiated last year when the Company took steps to direct its home lending origination activities through its core retail banking network.  In connection with these actions, the Company estimates that it will incur a pre-tax restructuring charge of approximately $140 million to $180 million, comprised of approximately $40 million in termination benefits, approximately $80 million to $110 million in lease termination and other decommissioning costs, and approximately $20 million to $30 million in fixed asset write-downs.  The Company estimates that of the total estimated pre-tax restructuring charge, approximately $120 million to approximately $150 million are expected to result in future cash outlays.  The restructuring actions are expected to be substantially completed by September 30, 2008.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

            Pursuant to the Capital Investment, the Company sold 176,337,142 shares of voting common stock at a purchase price of $8.75 per share, 36,642 shares of Series S Preferred Stock at a purchase price of $100,000 per share, and 19,928 shares of Series T Preferred Stock at a purchase price of $100,000 per share.  The Company will pay its placement agents for the Capital Investment a placement fee equal to $198 million, and the Company reimbursed TPG for approximately $50 million in transaction-related expenses.     In addition, the Company will grant warrants to purchase 68,302,677 shares of Company common stock in the aggregate to certain of the Investors.  The common stock, Preferred Stock and warrants were offered and sold to institutional investors in an offering exempt from the Securities Act registration requirements under Section 4(2) of the Securities Act of 1933.  As described above in Item 1.01, after the receipt of certain approvals, the Preferred Stock will automatically convert into the Company’s common stock at an initial conversion price of $8.75 per share of common stock, subject to adjustment.

Item 3.03  Material Modification to Rights of Security Holders.

            As part of the Capital Investment, the Company will issue 36,642 shares of its Series S Preferred Stock and 19,928 shares of its Series T Preferred Stock, the terms of which are more fully described in the Company’s Series S Preferred Stock Articles of Amendment and Series T Preferred Stock Articles of Amendment (together, the “Articles of Amendment”) filed with the Secretary of State of the State of Washington designating the preferences, limitations, voting powers and relative rights of the Series S Preferred Stock and Series T Preferred Stock, respectively.  The holders of the Preferred Stock have preferential dividend and liquidation rights over the holders of the Company’s common stock. The applicable terms and preferences attached to the Preferred Stock are more fully described in Item 1.01 above, and are contained in the Articles of Amendment.

            The above summary is qualified in its entirety by reference to the Articles of Amendment attached hereto as Exhibit 4.1.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 10, 2008, the Company filed the Articles of Amendment with the Washington Secretary of State for the purpose of amending its Articles of Incorporation to establish the preferences, limitations, voting powers and relative rights of the Series S Preferred Stock and the Series T Preferred Stock. The Articles of Amendment became effective with the Washington Secretary of State upon filing.  This description is qualified in its entirety by reference to the copy of the Articles of Amendment, which is attached hereto as Exhibit 4.1.

Effective April 7, 2008, the Company amended Article II of its Restated Bylaws, to increase the size of the Company’s Board from 14 directors to 14-16 directors, as determined by resolution of the Board.  This summary is qualified in its entirety by reference to the Bylaws amendment attached hereto as Exhibit 3.1.

CAUTIONARY STATEMENTS

            This document (including the exhibits filed herewith) contains forward-looking statements, which are not historical facts and pertain to future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this document that are not historical facts. When used in this presentation, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs, such as "will," "would," "should," "could," or "may" are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements for the reasons, among others, discussed under the heading "Factors That May Affect Future Results" in Washington Mutual's 2007 Annual Report on Form 10-K which include:

  Economic conditions that negatively affect housing prices and the job market that have resulted, and may continue to result, in a deterioration in credit quality of the Company’s loan portfolio.

  Access to market-based liquidity sources that may be negatively impacted if market conditions persist or if further ratings downgrades occur and could lead to increased funding costs and reduced gain on sale.

  The need to raise additional capital due to significant additional losses which could have a dilutive effect on existing shareholders and could affect the ability to pay dividends.

  Changes in interest rates.

  Features of certain of the Company’s loan products that may result in increased credit risk.

  Estimates used by the Company to determine the fair value of certain of our assets that may prove to be imprecise and result in significant changes in valuation.

  Risks related to the Company’s credit card operations that could adversely affect the credit card portfolio and our ability to continue growing the credit card business.

  Operational risk which may result in incurring financial and reputational losses.

  Failure to comply with laws and regulations.

  Changes in the regulation of financial services companies, housing government-sponsored enterprises and credit card lenders.

  General business, economic and market conditions and continued deterioration in these conditions.

  Damage to the Company’s professional reputation and business as a result of allegations and negative public opinion as well as pending and threatened litigation.

  Significant competition from banking and nonbanking companies.

            There are other factors not described in our 2007 Form 10-K which are beyond the Company's ability to anticipate or control that could cause results to differ.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

 Item 9.01 Financial Statements and Exhibits.

          (d) Exhibits

3.1	Amendment to Article II of the Washington Mutual, Inc. Restated Bylaws
4.1

Articles of Amendment of the Company filed on April 10, 2008 with the Secretary of State of the State of Washington designating the preferences, limitations, voting powers and relative rights of the Series T Preferred Stock and Series S Preferred Stock.

10.1	Investment Agreement, dated as of April 7, 2008, by and between Washington Mutual, Inc., Olympic Investment Partners, L.P. and TPG Partners VI, L.P.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2008		WASHINGTON MUTUAL, INC.
	By:	/s/ Stewart M. Landefeld Stewart M. Landefeld Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to Article II of the Washington Mutual, Inc. Restated Bylaws
4.1

Articles of Amendment of the Company filed on April 10, 2008 with the Secretary of State of the State of Washington designating the preferences, limitations, voting powers and relative rights of the Series T Preferred Stock and Series S Preferred Stock.

10.1	Investment Agreement, dated as of April 7, 2008, by and between Washington Mutual, Inc., Olympic Investment Partners, L.P. and TPG Partners VI, L.P.